CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 35 to the Registration Statement of Franklin Investors Securities Trust on Form N-1A, File No 33-11444, of our report dated December 3, 2003 relating to the financial statements and financial highlights of Franklin Investors Securities Trust and Adjustable Rate Securities Portfolio which appear in the October 31, 2003 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                               /s/PricewaterhouseCoopers LLP


San Francisco, California
February 25, 2004